ACKNOWLEDGMENT OF REPLACEMENT SPECIAL SERVICER

December 23, 2020

To the Persons on the Attached Schedule A

Re:	GS Mortgage Securities Corporation Trust 2015-590M, Commercial Mortgage Pass-Through Certificates, Series 2015-590M

Ladies and Gentlemen:

Reference is made to the Trust and Servicing Agreement, dated as of November 10, 2015 (the “Agreement”), among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as servicer, AEGON USA Realty Advisors, LLC, as special servicer (the “Prior Special Servicer”), Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator relating to the GS Mortgage Securities Corporation Trust 2015-590M, Commercial Mortgage Pass-Through Certificates, Series 2015-590M and the Co-Lender Agreement dated as of September 23, 2015 by and among Goldman Sachs Mortgage Company as initial owner of Note A-1, as the initial agent, as initial owner of Note A-2, as initial owner of Note A-3, and as initial owner of Note B.

Pursuant to Sections 6.4 and 7.1 of the Agreement, the undersigned hereby agrees with all the other parties to the Agreement that, effective as of the later of (a) the date of this Acknowledgment of Replacement Special Servicer or (b) the satisfaction of all requirements in the Agreement with respect to the replacement of the Prior Special Servicer, the undersigned shall serve as Special Servicer under, and as defined in, the Agreement.  The undersigned hereby acknowledges and agrees that it is and shall be a party to the Agreement and bound thereby to the full extent indicated in the Agreement in the capacity of Special Servicer.  The undersigned hereby makes, as of the date of this Acknowledgment of Replacement Special Servicer, the representations and warranties set forth in Section 2.5(a) of the Agreement mutatis mutandis, and all references to “Agreement” in Section 2.5 of the Agreement include this Acknowledgment of Replacement Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization:

The Special Servicer is a national banking association duly organized, validly existing, and in good standing under the laws of the United States.

The undersigned further represents and warrants that it satisfies all of the eligibility requirements applicable to special servicers set forth in the Agreement and Co-Lender Agreement and that all requirements and preconditions for the appointment of the undersigned as Special Servicer have been satisfied.

The  following  is  notice  information  for  KeyBank  National  Association  as Special Servicer under the Agreement: KeyBank National Association11501 Outlook Street, Suite 300Overland Park, Kansas 66211Attention:  Alan Williams Facsimile: (877) 379-1625Email:  keybank_notices@keybank.comwith a copy to:Polsinelli900 West 48th Place, Suite 900Kansas City, Missouri 64112Attention:  Kraig KohringFacsimile:  (816) 753-1536Email:  kkohring@polsinelli.com

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Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

[SIGNATURE PAGE TO FOLLOW.]

Acknowledgment of Special Servicer-GSMS 2015-590M

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KEYBANK NATIONAL ASSOCIATION

By:   /s/ Mike Jenkins

Name:  Mike Jenkins

Title:  Vice President

Acknowledgment of Special Servicer-GSMS 2015-590M

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Exhibit A

Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee GS 2015-590M Fax Number: (302) 636-4140 Email: CMBSTrustee@wilmingtontrust.com

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045 1951
Attention: Corporate Trust Services (CMBS)
GS 2015-590M
Fax Number: (410) 715 2380
E Mail: cts.cmbs.bond.admin@wellsfargo.com;
trustadministrationgroup@wellsfargo.com

Wells Fargo Bank, National Association
Commercial Mortgage Servicing
MAC D1086-120, 550 South Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Attention: GS 2015-590M Asset Manager
Fax Number: (704) 715-0036

With a copy to:

Wells Fargo Bank, National Association Legal Department
301 S. College St., TW-30
Charlotte, North Carolina 28202
Attention: Commercial Mortgage Servicing Legal Support
Fax Number: (704) 383-0353
Reference: GS 2015-590M

With a copy to:

K&L Gates LLP
Hearst Tower, 47th Floor
214 North Tryon Street
Charlotte, North Carolina 28202
Attention: Stacy G. Ackermann
Fax Number: (704) 353-3190

AEGON USA Realty Advisors, LLC, 4333 Edgewood Road NE, Cedar Rapids, IA 52499 Attention: Vice President, Special Servicing Fax number: (319) 355-8030 Email: gdryden@aegonusa.com

Acknowledgment of Special Servicer-GSMS 2015-590M

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